                                                                    Exhibit 99.1


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report..........................................................        F-2

Consolidated Statements of Financial Position as of December 31, 1997 and 1996........        F-3

Consolidated Statements of Operations for the years ended December 31, 1997 and 1996 and for the period from August 28, 1995 (inception) to
  December 31, 1995...................................................................        F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended
December 31, 1997 and 1996 and for the period from August
  28, 1995 (inception) to December 31, 1995...........................................        F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1997 and
  1996 and for the period from August 28, 1995 (inception) to
  December 31, 1995...................................................................        F-6

Notes to Consolidated Financial Statements............................................        F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
U.S. Franchise Systems, Inc.:

    We have audited the accompanying consolidated statements of financial position of U.S. Franchise Systems, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996 and for the period from August 28, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and for the period from August 28, 1995 (inception) to December 31, 1995 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 20, 1998 (March 17, 1998 as to Note 15
and April 1, 1998 as to Note 14)

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                                             December 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
ASSETS
CURRENT ASSETS:
  Cash and temporary cash investments..............................................  $  15,890,000  $  31,188,000
  Accounts receivable (net allowance for doubtful accounts of $17,000 and $45,000
    as of December 31, 1997 and 1996, respectively)................................        268,000        114,000
  Deposits.........................................................................        114,000         93,000
  Prepaid expenses.................................................................        602,000        494,000
  Promissory notes receivable......................................................        862,000        784,000
  Deferred commissions.............................................................      2,563,000      1,261,000
                                                                                     -------------  -------------
  Total current assets.............................................................     20,299,000     33,934,000
PROMISSORY NOTES RECEIVABLE........................................................      2,869,000        390,000
PROPERTY AND EQUIPMENT--Net........................................................      5,595,000        292,000
FRANCHISE RIGHTS--Net..............................................................      3,322,000      3,264,000
DEFERRED COMMISSIONS...............................................................      3,049,000      1,492,000
OTHER ASSETS--Net..................................................................      1,217,000        733,000
                                                                                     -------------  -------------
  Total assets.....................................................................  $  36,351,000  $  40,105,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................................  $   1,138,000  $     679,000
  Commissions payable..............................................................      1,171,000        837,000
  Deferred application fees........................................................      4,402,000      2,916,000
  Accrued expenses.................................................................        990,000      1,110,000
  Due to Hudson Hotels Corporation.................................................        454,000        277,000
                                                                                     -------------  -------------
  Total current liabilities........................................................      8,155,000      5,819,000
DUE TO HUDSON HOTELS CORPORATION...................................................       --              454,000
DEFERRED APPLICATION FEES..........................................................      4,586,000      2,749,000
SUBORDINATED DEBENTURES............................................................     19,412,000       --
                                                                                     -------------  -------------
  Total liabilities................................................................     32,153,000      9,022,000

REDEEMABLE STOCK:
  Preferred shares, par value $0.01 per share; authorized 525,000 shares; issued and outstanding 163,500 shares; cumulative exchangeable (entitled in
    liquidation to $18,477,000 at December 31, 1996)...............................       --           18,477,000
  Common Shares, par value $0.01 pr share; issued and outstanding 3,128,473 (net of
    57,807 shares in Treasury) at December 31, 1997 and 3,186,280 at December 31,
    1996 entitled to redemption under certain circumstances to $330,000 and
    $324,000 (net of $6,000 in Treasury at December 31, 1997) at December 31, 1997
    and 1996, respectively.........................................................        324,000        330,000

COMMITMENTS AND CONTINGENCIES (Notes 5 and 12)
STOCKHOLDERS' EQUITY:
  Common shares, par value $0.01 per share; authorized 30,000,000 shares of Class A
    Common Stock and 5,000,000 shares of Class B Common Stock; issued and outstanding 6,716,499 Class A shares and 2,707,919 Class B shares at December
    31, 1997; issued and outstanding 6,686,196 Class A shares and 2,707,919 Class B
    shares at December 31, 1996....................................................         96,000         96,000
  Capital in excess of par.........................................................     21,092,000     20,547,000
  Accumulated deficit..............................................................    (17,314,000)    (8,367,000)
                                                                                     -------------  -------------
Total Stockholders' Equity.........................................................      3,874,000     12,276,000
                                                                                     -------------  -------------
                                                                                     $  36,351,000  $  40,105,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See notes to consolidated financial statements.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    PERIOD FROM
                                                                    YEAR ENDED     YEAR ENDED     AUGUST 28, 1995
                                                                   DECEMBER 31,   DECEMBER 31,    (INCEPTION) TO
                                                                       1997           1996       DECEMBER 31, 1995
                                                                   -------------  -------------  -----------------
REVENUES:
  Marketing and reservation fees.................................  $   1,921,000  $   1,197,000    $    --
  Franchise application and royalty fees.........................      1,610,000         20,000         --
  Other..........................................................        417,000         75,000         --
                                                                   -------------  -------------  -----------------
                                                                       3,948,000      1,292,000         --
                                                                   -------------  -------------  -----------------
EXPENSES:
  Marketing and reservations.....................................      2,058,000      1,597,000           13,000
  Royalties paid to third parties................................        158,000          1,000         --
  Franchise sales commissions....................................        641,000         29,000         --
  Other franchise sales and advertising..........................      3,461,000      2,714,000          550,000
  Other general and administrative...............................      5,487,000      3,750,000          638,000
  Depreciation and amortization..................................        571,000        537,000          126,000
                                                                   -------------  -------------  -----------------
                                                                      12,376,000      8,628,000        1,327,000
                                                                   -------------  -------------  -----------------
LOSS FROM OPERATIONS.............................................     (8,428,000)    (7,336,000)      (1,327,000)

OTHER INCOME (EXPENSE):
  Interest income................................................      1,386,000        871,000          195,000
  Interest expense...............................................     (1,905,000)      (126,000)         (36,000)
                                                                   -------------  -------------  -----------------
NET LOSS.........................................................  $  (8,947,000) $  (6,591,000)   $  (1,168,000)
                                                                   -------------  -------------  -----------------
                                                                   -------------  -------------  -----------------
LOSS APPLICABLE TO COMMON STOCKHOLDERS...........................  $  (8,947,000) $  (8,309,000)   $  (1,577,000)
                                                                   -------------  -------------  -----------------
                                                                   -------------  -------------  -----------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING.............     12,563,772     11,059,576       10,755,409
                                                                   -------------  -------------  -----------------
                                                                   -------------  -------------  -----------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS PER SHARE-BASIC.......  $       (0.71) $       (0.75)   $       (0.15)
                                                                   -------------  -------------  -----------------
                                                                   -------------  -------------  -----------------

                See notes to consolidated financial statements.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                COMMON STOCK            CAPITAL
                                                         --------------------------    IN EXCESS       ACCUMULATED
                                                             SHARES        AMOUNT        OF PAR          DEFICIT
                                                         --------------  ----------  --------------  ---------------
BALANCE AS OF AUGUST 28, 1995..........................        --        $   --      $     --        $     --
Issuance of common stock...............................       7,569,115      78,000         637,000        --
Undeclared dividends on redeemable preferred stock.....        --            --            (409,000)       --
Net loss...............................................        --            --            --             (1,168,000)
                                                         --------------  ----------  --------------  ---------------
BALANCE AS OF DECEMBER 31, 1995........................       7,569,115      78,000         228,000       (1,168,000)
Redemption of capital stock--other management..........      (1,149,502)    (11,000)       (108,000)       --
Issuance of capital stock--other management............       1,149,502      11,000         111,000        --
Issuance of capital stock--initial public offering
  proceeds, net........................................       1,825,000      18,000      21,373,000        --
Undeclared dividends on redeemable preferred stock.....        --            --          (1,110,000)        (608,000)
Fair value of options granted..........................        --            --              53,000        --
Net loss...............................................        --            --            --             (6,591,000)
                                                         --------------  ----------  --------------  ---------------
BALANCE AS OF DECEMBER 31, 1996........................       9,394,115      96,000      20,547,000       (8,367,000)
Issuance of capital stock--acquisition of computer
  software.............................................          30,303      --             250,000        --
Fair value of options granted..........................        --            --             295,000        --
Net loss...............................................        --            --            --             (8,947,000)
                                                         --------------  ----------  --------------  ---------------
BALANCE AS OF DECEMBER 31, 1997........................       9,424,418  $   96,000  $   21,092,000  $   (17,314,000)
                                                         --------------  ----------  --------------  ---------------
                                                         --------------  ----------  --------------  ---------------

                                                              TOTAL
                                                          SHAREHOLDERS'
                                                             EQUITY
                                                            (DEFICIT)
                                                         ---------------
BALANCE AS OF AUGUST 28, 1995..........................   $    --
Issuance of common stock...............................         715,000
Undeclared dividends on redeemable preferred stock.....        (409,000)
Net loss...............................................      (1,168,000)
                                                         ---------------
BALANCE AS OF DECEMBER 31, 1995........................        (862,000)
Redemption of capital stock--other management..........        (119,000)
Issuance of capital stock--other management............         122,000
Issuance of capital stock--initial public offering
  proceeds, net........................................      21,391,000
Undeclared dividends on redeemable preferred stock.....      (1,718,000)
Fair value of options granted..........................          53,000
Net loss...............................................      (6,591,000)
                                                         ---------------
BALANCE AS OF DECEMBER 31, 1996........................      12,276,000
Issuance of capital stock--acquisition of computer
  software.............................................         250,000
Fair value of options granted..........................         295,000
Net loss...............................................      (8,947,000)
                                                         ---------------
BALANCE AS OF DECEMBER 31, 1997........................   $   3,874,000
                                                         ---------------
                                                         ---------------

                See notes to consolidated financial statements.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   PERIOD FROM
                                                                   YEAR ENDED     YEAR ENDED     AUGUST 28, 1995
                                                                  DECEMBER 31,   DECEMBER 31,    (INCEPTION) TO
                                                                      1997           1996       DECEMBER 31, 1995
                                                                 --------------  -------------  -----------------
OPERATING ACTIVITIES:
  Net loss.....................................................  $   (8,947,000) $  (6,591,000)   $  (1,168,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization..............................         571,000        537,000          126,000
    Deferred compensation amortization.........................         295,000         53,000         --
  Changes in assets and liabilities:
    Increase in deposit and accounts receivable................        (175,000)      (120,000)         (87,000)
    Increase in prepaid expenses...............................        (341,000)      (329,000)        (457,000)
    Increase in promissory notes receivable....................      (2,557,000)    (1,174,000)        --
    Increase in deferred commissions...........................      (2,859,000)    (2,712,000)         (41,000)
    Increase in other assets...................................        (548,000)      (560,000)        (230,000)
    Increase in accounts payable...............................         459,000        478,000          201,000
    Increase (decrease) in accrued expenses....................        (120,000)     1,045,000           65,000
    Increase in commissions payable............................         334,000        815,000           22,000
    Increase in deferred application fees......................       3,323,000      5,545,000          120,000
    Increase in subordinated debentures paid in kind...........         935,000       --               --
                                                                 --------------  -------------  -----------------
      Net cash used in operating activities....................      (9,630,000)    (3,013,000)      (1,449,000)
INVESTING ACTIVITIES:
  Acquisition of property and equipment........................      (5,162,000)      (263,000)         (62,000)
  Acquisition of franchise rights..............................        (223,000)      (117,000)      (1,991,000)
                                                                 --------------  -------------  -----------------
    Net cash used in investing activities......................      (5,385,000)      (380,000)      (2,053,000)
FINANCING ACTIVITIES:
  Issuance of redeemable preferred stock.......................        --             --             16,350,000
  Issuance of common stock, net................................        --           21,513,000        1,045,000
  Redemption of common stock...................................          (6,000)      (119,000)        --
  Principal payments on borrowings.............................        (277,000)      (706,000)        --
                                                                 --------------  -------------  -----------------
    Net cash provided by (used in) financing activities........        (283,000)    20,688,000       17,395,000
                                                                 --------------  -------------  -----------------
NET INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
  INVESTMENTS..................................................  $  (15,298,000) $  17,295,000    $  13,893,000
CASH AND TEMPORARY INVESTMENTS
  Beginning of period..........................................      31,188,000     13,893,000         --
                                                                 --------------  -------------  -----------------
  End of period................................................  $   15,890,000  $  31,188,000    $  13,893,000
                                                                 --------------  -------------  -----------------
                                                                 --------------  -------------  -----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest.......................................  $    1,009,000  $     144,000         --
                                                                 --------------  -------------  -----------------
                                                                 --------------  -------------  -----------------
  Noncash activities:
    Undeclared dividends accrued on redeemable preferred
      stock....................................................        --        $   1,718,000    $     409,000
                                                                 --------------  -------------  -----------------
                                                                 --------------  -------------  -----------------
  Portion of purchase price due to Hudson Hotels Corporation in
    future years, discounted at 10%............................        --             --          $   1,437,000
                                                                 --------------  -------------  -----------------
                                                                 --------------  -------------  -----------------
  Issuance of 30,303 shares of Class A common stock for
    reservations system software...............................  $      250,000       --               --
                                                                 --------------  -------------  -----------------
                                                                 --------------  -------------  -----------------

                See notes to consolidated financial statements.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

1. BASIS OF PRESENTATION AND ORGANIZATION

    U.S. Franchise Systems, Inc. (the "Company") was incorporated under the laws of the State of Delaware on August 28, 1995 to acquire, market, and license distinct franchise brands principally within the United States. The consolidated financial statements include the accounts of the Company and the following wholly owned subsidiaries: (i) Microtel Inns and Suites Franchising, Inc. ("Microtel") (and its wholly owned subsidiaries Microtel International, Inc. and Microtel Inns Realty Corp. ("MIRC") (and its wholly owned subsidiaries Tempe Inns Realty Corp., Chandler Inns Realty Corp., Tempe Holdings, LLC, and Chandler Holdings, LLC)); (ii) Hawthorn Suites Franchising, Inc. ("HSF"); (iii) US Funding Corp. ("US Funding"); and (iv) U.S. Franchise Capital, Inc. The consolidated financial statements also include the accounts of the marketing and reservation funds of the Microtel and Hawthorn hotel systems. All significant intercompany balances and transactions have been eliminated in consolidation.

    On October 24, 1996, the Company completed an initial public offering of 1,825,000 shares of Class A Common Stock at $13.50 per share (the "Offering"). Net proceeds to the Company from the Offering were approximately $21,391,000. Had the Offering occurred on January 1, 1996, pro forma loss applicable to common stockholders per share would have been $.66 for the year ended December 31, 1996. Pro forma weighted average shares of 12,580,409 are assumed outstanding for purposes of the pro forma loss applicable to common stockholder per share calculation.

MICROTEL INNS AND SUITES FRANCHISING, INC.

    On September 7, 1995, the Company entered into an agreement (the "Microtel Agreement") with Hudson Hotels Corporation ("Hudson") to acquire the exclusive worldwide franchising rights and operating assets of the Microtel hotel system (the "Microtel Acquisition") for $3,037,000. The Company paid $1,600,000 at closing and agreed to pay $1,437,000 (see Note 6) over a three year period with interest at 10%. The Company also agreed to pay $700,000 for consulting services, $400,000 of which was paid at closing, with $150,000 payable in each of 1996 and 1997. As of December 31, 1997, the Company had made all required payments for consulting services. As part of the Microtel Agreement, the Company received warrants to purchase 100,000 common shares of Hudson through September 1, 2000 at an exercise price of $8.375 per share. The Microtel Agreement requires the Company to pay a royalty for the right to use, and license others to use, certain trademarks, service marks, and trade names (the "Microtel Proprietary Marks") associated with the Microtel hotel system (see Note 12).

    The Company did not acquire physical facilities, employee base, sales force, production techniques, or an existing customer base in conjunction with the acquisition of the worldwide Microtel franchising rights.

    Pursuant to a Trademark, Service Mark, and System License Agreement (the "Microtel License Agreement"), the Company granted to Microtel the exclusive right to use, and license others to use, the Microtel Proprietary Marks in connection with the operation of hotels under the Microtel hotel system.

MICROTEL INNS REALTY CORP.

    MIRC, a Georgia corporation, is a wholly owned subsidiary of Microtel incorporated on January 30, 1997. This subsidiary, and its wholly owned subsidiaries Tempe Inns Realty Corp., Chandler Inns Realty Corp., Tempe Holdings, LLC, and Chandler Holdings, LLC, acquire and develop real estate. The

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

1. BASIS OF PRESENTATION AND ORGANIZATION (CONTINUED)
Company intends to construct hotels on this real estate and subsequently sell these hotel properties upon completion of construction. In the event that a hotel is not sold upon completion of construction, MIRC would be responsible for managing or causing the management of the property until a sale occurs. There can be no assurance that MIRC will find a buyer for any or all of the properties.

HAWTHORN SUITES FRANCHISING, INC.

    On March 27, 1996, the Company entered into an agreement with HSA Properties, LLC ("HSA") to acquire the exclusive worldwide franchising rights with respect to the Hawthorn hotel system (the "Hawthorn Agreement"). The Company made no payment to HSA at closing but agreed to remit to HSA all royalties the Company actually receives for then existing Hawthorn franchises and a portion of the royalties the Company actually receives from future Hawthorn franchisees.

    Pursuant to a Trademark, Service Mark, and System License Agreement which expires in April 1998 (the "Hawthorn License Agreement"), the Company granted to HSF the exclusive right to use, and license others to use, the Hawthorn Proprietary Marks in connection with the Hawthorn hotel system (see Notes 12 and 15).

MARKETING AND RESERVATION FUNDS

    Marketing and reservation fees are collected from franchisees and used at the Company's discretion to develop, support, and enhance the reservation systems and marketing programs of the Microtel and Hawthorn hotel systems. The related revenues and expenses are reported gross in the accompanying financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    APPLICATION FEE REVENUE AND RELATED COSTs--Initial franchise fee revenue consists of application fees received by the Company's subsidiaries from prospective franchisees. Such fees are recognized in income when the underlying hotels open for business. Related franchise sales commissions are deferred until the underlying hotels open for business, at which time such costs are charged to expense.

    CASH AND TEMPORARY CASH INVESTMENTS--The Company considers its investments with an original maturity of three months or less to be cash equivalents. "Cash and temporary cash investments" consisted of the following at December 31, 1997 and 1996, respectively:

                                                                     1997           1996
                                                                 -------------  -------------
Cash in bank deposit...........................................  $   1,523,000  $   2,355,000
Money market funds.............................................     14,367,000     28,833,000
                                                                 -------------  -------------
                                                                 $  15,890,000  $  31,188,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ALLOWANCE FOR DOUBTFUL ACCOUNTS--During the years ended December 31, 1997 and 1996, the Company charged $10,000 and $46,000 as an allowance for estimated uncollectible accounts, respectively, and reduced the allowance by $39,000 during 1997.

    FRANCHISE RIGHTS--Franchise rights represent the cost of acquiring such rights and are amortized on a straight-line basis over twenty-five years. Accumulated amortization is $447,000 and $281,000 at December 31, 1997 and 1996, respectively.

    OTHER ASSETS--Other assets primarily consist of development subsidies (amortized over the life of the license agreement upon the hotel opening), architectural drawings and renderings (amortized over fifteen years), US Funding Corp. loan participations, and organization and start-up costs (amortized over five years). Other assets consisted of the following at December 31, 1997 and 1996:

                                                                                              1997         1996
                                                                                          ------------  ----------
US Funding Corp. loan participation.....................................................  $    433,000
Architectural plans and renderings--net of accumulated amortization of $47,000 and
  $18,000, respectively.................................................................  $    383,000  $  397,000
Development subsidies--net of accumulated amortization of $2,000 and zero,
  respectively..........................................................................  $    107,000  $   49,000
Other--net of accumulated amortization of $72,000 and $39,000,
  respectively..........................................................................  $    294,000  $  287,000
                                                                                          ------------  ----------
                                                                                          ------------  ----------
                                                                                          $  1,217,000  $  733,000
                                                                                          ------------  ----------
                                                                                          ------------  ----------

    IMPAIRMENT OF LONG-LIVED ASSETS--The Company has adopted Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of," as of January 1, 1996. Long-lived assets, principally intangibles, are evaluated quarterly and written down to fair value when management believes that the unamortized balance cannot be recovered through future undiscounted cash flows. No assets were written down to fair value during the years ended December 31, 1997 and 1996, respectively.

    INCOME TAXES--The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes," which requires the use of the asset and liability approach in accounting for income taxes.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying amounts of cash and cash equivalents, trade and notes receivables, other current assets, accounts payable, accrueds, and notes payable meeting the definition of a financial instrument approximate fair value.

    STOCK-BASED COMPENSATION PLANS--The Company has elected to account for its Stock Option plans in accordance with SFAS 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS 123, compensation is recognized for the fair value of options granted over the vesting period.

    EARNINGS PER SHARE--In February 1997, the Financial Accounting Standards Board issued SFAS 128, "Earnings per Share," which simplifies the standards for computing earnings per share (EPS) information

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and makes the computation comparable to international EPS standards. SFAS 128 replaces the presentation of "primary" (and when required "fully diluted") EPS with a presentation of "basic" and diluted EPS. Net income per share basic is computed based on net income divided by the weighted average common shares outstanding. If required, on a diluted basis, net income per share -diluted is computed by dividing net income by the weighted average common and common shares during the year plus the incremental shares that would have been outstanding under stock option plans.

    MANAGEMENT ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS--Certain amounts in the prior year financial statements have been reclassified to conform with the 1997 financial statement presentation.

3. REDEEMABLE PREFERRED STOCK AND SUBORDINATED DEBENTURES

    Until December 31, 1996, the cumulative redeemable exchangeable preferred stock (the "Redeemable Preferred Stock") earned cumulative dividends at an annual dividend rate of 10%, payable in additional shares of Redeemable Preferred Stock.

    On January 1, 1997, the Company exercised its option to exchange the Redeemable Preferred Stock at its liquidation value of $18,477,000 into 10% subordinated debentures due September 29, 2007 (the "Subordinated Debentures"). The Company is required to pay interest expense by issuing additional Subordinated Debentures for 50% of the expense with the remaining 50% to be paid in cash. Interest is payable semi-annually on the last business day in June and December of each year. If Mr. Michael A. Leven's employment with the Company terminates for any reason or the Company were to experience a change of control, the Company would be obligated to redeem all outstanding Subordinated Debentures.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

4. PROPERTY AND EQUIPMENT

    Property and equipment is recorded at historical cost and consisted of the following at December 31, 1997 and 1996, respectively:

                                                                          1997         1996
                                                                      ------------  ----------
Land................................................................  $  1,847,000  $
Construction-in-progress............................................     2,339,000
Furniture and fixtures..............................................       175,000     124,000
Computer equipment and software.....................................     1,273,000     144,000
Truck...............................................................        25,000
Office equipment....................................................        76,000      56,000
                                                                      ------------  ----------
                                                                         5,735,000     342,000
Less accumulated depreciation.......................................       140,000      32,000
                                                                      ------------  ----------
                                                                      ------------  ----------
                                                                      $  5,595,500  $  292,000
                                                                      ------------  ----------
                                                                      ------------  ----------

    Computer software is depreciated on a straight-line basis over a period of three years. Computer equipment is depreciated using the 200% declining-balance method over a period of five years. The truck is depreciated on a straight-line basis over eighteen months. The remaining fixed assets are depreciated using the 200% declining-balance method over a period of seven years. Depreciation expense was $108,000, $30,000 and $2,000 for the years ended December 31, 1997 and 1996, and the period from August 28, 1995 (inception) to December 31, 1995, respectively. Included within property and equipment is capitalized interest of $32,000 at December 31, 1997.

5. LEASES

    The Company leases certain equipment and office space used in its operations. Rental expense under operating leases was $366,000, $231,000 and $41,000 for the years ended December 31, 1997 and 1996 and the period from August 28, 1995 (inception) to December 31, 1995, respectively. The future minimum rental commitments under non-cancelable operating leases at December 31, 1997 were as follows:

1998............................................................  $ 356,000
1999............................................................    332,000
2000............................................................    241,000
2001............................................................     75,000
2002............................................................     46,000
                                                                  ---------
Total...........................................................  $1,050,000
                                                                  ---------
                                                                  ---------

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

6. DUE TO HUDSON HOTELS CORPORATION

    The Company is required to pay Hudson $1,437,000 ($1,700,000 discounted at a rate of 10%) of which $454,000 remains payable as of December 31, 1997 for the assets of the Microtel hotel system (see Note 1) and is payable on October 5, annually, as follows:

                                                           PAYABLE AS OF      PAYABLE AS OF
                                                         DECEMBER 31, 1997  DECEMBER 31, 1996
                                                         -----------------  -----------------
1997...................................................     $   --             $   277,000
1998...................................................         454,000            454,000
                                                               --------           --------
                                                                454,000            731,000
Less current portion...................................         454,000            277,000
                                                               --------           --------
                                                            $   --             $   454,000
                                                               --------           --------
                                                               --------           --------

7. PREPAID EXPENSES

    Pursuant to the Microtel Agreement, Hudson is required, for a period of three years, to consult with and assist in establishing the Company as an operating entity in the business of selling and administering franchises utilizing the Microtel hotel system. An initial payment in the amount of $400,000 was made to Hudson in October 1995 and recorded as a deferred expense. The Company paid its remaining obligation of $150,000 in 1997 in connection with such consulting arrangements. Such amounts are being amortized over the term of the Microtel Agreement. Amortization expense of $233,000, $233,000 and $58,000 was charged to expense for the years ended December 31, 1997 and 1996 and for the period from August 28, 1995 (inception) to December 31, 1995, respectively.

8. STOCK PURCHASED BY EMPLOYEES

    On October 5, 1995, as part of the initial capitalization of the Company, two of its officers (the "Original Management Investors") purchased 5,485,259 shares of common stock (51% of the total issued) pursuant to employee stock purchase agreements (as amended, the "Employee Stock Purchase Agreements") for an aggregate purchase price of $567,245 or $.1034 per share. In conjunction with the Offering, the Employee Stock Purchase Agreements were amended to revise the vesting requirements with respect to 50% of the Restricted Shares (as hereinafter defined) (approximately 13% of the Common Stock outstanding before the Offering). Such Restricted Shares were deemed earned and vested notwithstanding the fact that performance criteria were not yet met by the Company. Pursuant to the terms of the Employee Stock Purchase Agreements, in February 1996, the Company redeemed 826,833 shares, consisting of 608,359 Unrestricted Shares and 218,474 Restricted Shares (collectively, the "Transferable Shares"), from the Original Management Investors at $.1034 per share and resold such shares to other members of management, each of whom signed Employee Stock Purchase Agreements, at the estimated fair value at that time of $.1034 per share. In April 1996, the Company redeemed 322,669 Transferable Shares from certain other management at $.1034 per share and subsequently resold such shares to the same members of other management at the estimated fair value at that time of $.1137 per share.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

8. STOCK PURCHASED BY EMPLOYEES (CONTINUED)
    As of December 31, 1996, 4,087,054 shares were unrestricted (the "Unrestricted Shares") and 1,398,205 shares were restricted (the "Restricted Shares").

    As of December 31, 1997, the numbers of Unrestricted Shares and Restricted Shares were 4,056,133 and 1,371,319, respectively. The decrease in the number of Unrestricted and Restricted Shares during 1997 is attributable to the repurchase by the Company of 30,921 Unrestricted and 26,886 Restricted Shares from two management employees who left the Company during 1997 (collectively, the "Forfeit Shares"). The Company repurchased 38,990 and 18,817 Forfeit Shares at $.1034 and $.1137 per share, respectively, pursuant to the terms of the departing management employees' respective Employee Stock Purchase Agreements. As of December 31, 1997 the 57,807 Forfeit Shares are held by the Company as treasury stock. Pursuant to the terms of their respective Employee Stock Purchase Agreements, the Original Management Investors had the right to purchase, at any time, the Forfeit Shares from the Company at the price paid by the Company. However, as of December 10, 1997, the Original Management Investors have permanently declined their option to purchase such Forfeit Shares held as Treasury Stock.

    Pursuant to the terms of their respective Employee Stock Purchase Agreements, all members of management who own Transferable Shares must vote such shares in the same manner as the Original Management Investors vote their shares. Unrestricted Shares and Restricted Shares are subject to five year and ten year vesting periods, respectively, subject to, among other things, the management employee's continued employment by the Company. Any Transferable Shares which are forfeited will be repurchased by the Company and will be reoffered to the Original Management Investors at $.1034 or $.1137 per share, as applicable, based on the price paid by the management employee for the forfeited shares. Compensation expense will be recorded to the extent the fair value of the reoffered shares exceeds $.1034 or $.1137, as applicable.

    All Restricted Shares are subject to an earnings test formula based upon increases in the Company's earnings before interest, taxes, and depreciation and are deemed earned upon the satisfaction of these performance criteria (the "Earned Shares"). Earned Shares are subject to forfeiture if the holder's employment ceases with the Company before September 29, 2005. Any Restricted Shares that have not been earned by September 29, 2005 will be redeemed by the Company and reissued to the original stockholders of the Company (other than the Original Management Investors) pro rata based on their original holdings of common stock. Restricted Shares held by the Original Management Investors and all Transferable Shares held by other members of management have been classified as redeemable common stock in the balance sheet because they are redeemable by the Company under certain circumstances for reasons not under the Company's control.

    In the event that substantially all of the Company's stock or assets are transferred or sold, or upon a business combination, Earned Shares automatically become Unrestricted Shares. In addition, any remaining Restricted Shares at the time of a merger or sale of the Company become Unrestricted Shares to the extent that the then value of the Company results in an internal rate of return to the original stockholders of the Company of 40% compounded annually.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

9. COMMON STOCK

    On October 11, 1996, the stockholders approved the creation of two classes of common stock: Class A Common Stock, par value $.01 per share and Class B Common Stock, par value $.01 per share. The stockholders also agreed to split and reclassify each share of the Company's existing common stock, par value $.10 per share, into 9.67 shares of Class A Common Stock. In connection with the reclassification, certain members of management and related stockholders holding 2,707,919 shares of Class A Common Stock exchanged such shares for the same number of shares of Class B Common Stock. Shares of Class A Common Stock and Class B Common Stock are identical in all respects except that: (i) holders of Class B Common Stock are entitled to ten votes per share and holders of Class A Common Stock are entitled to one vote per share; and (ii) the shares of Class B Common Stock are convertible into Class A Common Stock at the option of the holder and, with limited exceptions, upon the transfer thereof. Following the reclassification, there were 30 million shares of Class A Common Stock and 5 million shares of Class B Common Stock authorized for issuance. All references in the financial statements to the number of shares and per share amounts of the Company's common stock have been retroactively restated to reflect the increased number of common shares outstanding.

10. STOCK OPTION PLANS

    The Company has two stock option plans which reserve shares of Class A Common Stock for officers, employees, consultants and advisors of the Company (the "Employee Plan") and for its non-employee directors (the "Directors Plan"). Under the Employee Plan, the Option Committee of the Board of Directors may grant options to Company employees for up to 325,000 shares of the Company's Class A Common Stock. The options generally have a maximum life of seven years and are generally exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. Under the Directors Plan, the Company may grant options to its non-employee directors for up to 125,000 shares of the Company's Class A Common Stock. Non-employee directors are each awarded options to purchase 2,000 shares upon their election to the Board of Directors. In addition, commencing on January 1, 1998, each non-employee director receives a grant of 2,000 stock options on January 1 of each year he continues to serve on the Board. The director options become exercisable on the first anniversary of the grant date and their maximum life is ten years.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions.

                                                                                    1997       1996
                                                                                  ---------  ---------
Expected life (years)...........................................................        3.8        3.6
Expected volatility.............................................................       30.1%      30.4%
Risk free interest rate.........................................................        6.0%       6.2%
Dividend Yield..................................................................        0.0%       0.0%

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

10. STOCK OPTION PLANS (CONTINUED)
    Activity related to the Company's two stock option plans is summarized as follows:

                                                                               1997                     1996
                                                                      -----------------------  -----------------------
                                                                                   WEIGHTED                 WEIGHTED
                                                                                     AVG.                     AVG.
                                                                                   EXERCISE                 EXERCISE
                                                                        SHARES       PRICE       SHARES       PRICE
                                                                      ----------  -----------  ----------  -----------
Options outstanding as of January 1.................................     178,500   $   13.48                $  --
Granted.............................................................     105,700        8.66      179,100       13.48
Forfeited...........................................................     (55,700)      12.72         (600)      13.50
                                                                      ----------               ----------
Options outstanding as of December 31...............................     228,500   $   11.39      178,500   $   13.48
                                                                      ----------               ----------
                                                                      ----------               ----------
Options exercisable as of December 31...............................      39,950
Weighted-average fair value of options granted during the year......  $     2.78               $     4.23
                                                                      ----------               ----------
                                                                      ----------               ----------

    The following table summarizes information about stock options outstanding at December 31, 1997:

                                OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                    --------------------------------------------  ----------------------------
                                       WEIGHTED
                                        AVERAGE       WEIGHTED       NUMBER        WEIGHTED
                        NUMBER         REMAINING       AVERAGE     EXERCISABLE      AVERAGE
RANGE OF EXERCISES  OUTSTANDING AT    CONTRACTUAL     EXERCISE         AT          EXERCISE
      PRICES        DEC. 31, 1997        LIFE           PRICE     DEC. 31, 1997      PRICE
------------------  --------------  ---------------  -----------  -------------  -------------
$7.00 to $10.12....       98,400            6.59      $    8.62        --          $  --
$10.50 to $13.50...      130,100            6.00          13.48        39,950          13.49
$7.00 to $13.50....      228,500            6.27          11.39        39,950          13.49

    The fair value of options granted during the years ended December 31, 1997 and 1996 was $213,000 and $558,000, respectively, which is being amortized as compensation expense over the vesting period. Compensation expense of $295,000 and $53,000 and $0 was recorded for the years ended December 31, 1997 and 1996 and for the period from August 28, 1995 (inception) to December 31, 1995, respectively.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

11. INCOME TAXES

    Deferred income taxes in the accompanying consolidated statement of financial position includes the following amounts of deferred tax assets and liabilities at December 31, 1997 and 1996, respectively:

                                                                        1997          1996
                                                                    ------------  ------------
Deferred tax liabilities:
Deferred Expenses.................................................  $   (487,000) $   (330,000)
Other.............................................................       (76,000)       (8,000)
                                                                    ------------  ------------
Total.............................................................  $   (563,000) $   (338,000)
                                                                    ------------  ------------
                                                                    ------------  ------------
Deferred tax assets:
  Operating loss carryforwards....................................  $  4,386,000  $  2,446,000
  Deferred revenue................................................     2,165,000       648,000
  Compensation cost...............................................       135,000        20,000
  Other...........................................................       123,000       129,000
                                                                    ------------  ------------
Total.............................................................     6,809,000     3,243,000
                                                                    ------------  ------------
Valuation allowance...............................................    (6,246,000)   (2,905,000)
                                                                    ------------  ------------
Net deferred tax asset (liability)................................  $    --       $    --
                                                                    ------------  ------------
                                                                    ------------  ------------

    For income tax purposes, as of December 31, 1997, the Company had accumulated net operating loss carryforwards of $11,542,000 which begin to expire in the year 2010.

    During the year ended December 31, 1997, the Company increased the valuation allowance by $3.3 million due to the uncertainty of the realizability of net deferred tax assets.

    The following is a reconciliation of the statutory rate to the effective rate of the Company at December 31, 1997 and 1996, respectively:

                                                                                 1997       1996
                                                                               ---------  ---------
Statutory federal rate.......................................................         34%        34%
Statutory state rate less federal effect.....................................          4          4
Effect of income not subject to tax..........................................         (1)        (1)
Change in valuation allowance................................................        (37)       (37)
                                                                                     ---        ---
Effective tax rate...........................................................     --%        --%
                                                                                     ---        ---
                                                                                     ---        ---

12. COMMITMENTS

    The Company, as part of the Microtel Agreement, is required to fulfill certain obligations under such Agreement. These include the following:

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

12. COMMITMENTS (CONTINUED)
    - To execute franchise agreements and to have open or under development the following number of Microtel hotels each December, annually:

YEAR                                                               NUMBER OF HOTELS
----------------------------------------------------------------  -------------------
1997............................................................              50
1998............................................................             100
1999............................................................             175
2000............................................................             250

    - The above development schedule is considered to have been complied with unless such schedule is not met for two consecutive years. If 75% of the development level has been met, a fee of $1,000,000 may be paid and upon such payment, the Company will be deemed to be in compliance with such schedule.

    - Hudson will retain the right to receive franchise application fees and all franchise royalty payments under existing agreements at October 5, 1995 or under agreements for which franchise applications had been received as of October 5, 1995, except for reservation and marketing fees, which are retained by the Company.

    - As part of the Microtel Acquisition, Hudson retained the right to franchise and to receive royalties on sixty franchises either issued or which may be issued in the future to Hudson, its affiliates and certain other persons. For each new franchise other than the sixty issued or which may be issued to Hudson, its affiliates and such other persons, the Company is required to remit to Hudson a continuing monthly royalty equal to 1.0% of the revenues subject to royalties on the first 100 Microtel properties opened by the Company's franchisees, 0.75% for the next 150 Microtel properties, and 0.5% for each new property after the first 250 properties.

    If any of the above obligations are not met, including the payment of amounts due to Hudson (see Note 6), all of the rights to the Microtel system will, at Hudson's discretion, revert back to Hudson. In the event Hudson exercises its rights to the Microtel system, the Company, through Microtel will retain the rights to any franchise royalty payments due under franchises granted by the Company and its subsidiary, less certain processing fees due to Hudson.

    Pursuant to the Hawthorn Agreement which was in place on December 31, 1997, the Company was required to fulfill certain obligations and was subject to certain restrictions during 1997. The impact of these restrictions has been negated pursuant to the series of transactions, completed on March 12, 1998, which enabled it to acquire the entire interest in the Hawthorn Suites brand of hotels. (see Note 15 for Subsequent Events relating to the Hawthorn Agreement).

    The Company has employment agreements with its Chief Executive Officer and Chief Financial Officer. The agreements are for a ten year term expiring on September 30, 2005 and provide minimum salary levels and other fringe benefits.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

13. SELECTED QUARTERLY FINANCIAL DATA--(UNAUDITED)

1997                                           FIRST         SECOND        THIRD         FOURTH      TOTAL YEAR
------------------------------------------  ------------  ------------  ------------  ------------  -------------
Revenue...................................  $    545,000  $    892,000  $  1,176,600  $  1,335,000   $ 3,948,000
Loss from operations......................     2,418,000     2,069,000     2,028,000     1,913,000     8,428,000
Net loss..................................     2,515,000     2,174,000     2,181,000     2,077,000     8,947,000
Loss applicable to common stockholders....     2,515,000     2,174,000     2,181,000     2,077,000     8,947,000
Weighted average shares outstanding.......    12,580,395    12,580,395    12,541,405    12,552,891    12,563,772
Net loss applicable to common stockholders
  per share-basic.........................  $       0.20  $       0.17  $       0.17  $       0.17   $      0.71

1996                                           FIRST         SECOND        THIRD         FOURTH      TOTAL YEAR
------------------------------------------  ------------  ------------  ------------  ------------  -------------
Revenue...................................  $     31,000  $    364,000  $    469,000  $    428,000   $ 1,292,000
Loss from operations......................     1,537,000     1,917,000     1,888,000     1,994,000     7,336,000
Net loss..................................     1,398,000     1,797,000     1,718,000     1,678,000     6,591,000
Loss applicable to common stockholders....     1,817,000     2,216,000     2,158,000     2,118,000     8,309,000
Weighted average shares outstanding.......    10,755,409    10,755,409    10,755,409    11,059,576    11,059,576
Net loss applicable to common stockholders
  per share-basic.........................  $       0.17  $       0.21  $       0.20  $       0.19   $      0.75

------------------------

(a) All per share information presented has been retroactively adjusted to reflect the stock splits discussed in Note 9.

(b) Due to the changes in the numbers of shares outstanding, quarterly per share amounts do not add to the total for the year.

14. PROPOSED ACQUISITION

    BEST INNS ACQUISITION. On December 15, 1997, Best Acquisition, Inc., a wholly owned subsidiary of USFS ("BAI"), signed a definitive agreement (the "Best Acquisition Agreement") with America's Best Inns, Inc. and certain other selling entities (collectively, the "Sellers") to acquire, among other things, the exclusive worldwide rights to the Best Inns hotel brands, including the franchise agreements for the existing Best Inns hotels. In addition, under the Best Acquisition Agreement, BAI will acquire the management contracts and related personnel relating to the management of 29 existing Best Inn hotels. The Best Acquisition Agreement also provides for BAI to become the controlling member of the not-for-profit corporation which supplies reservation services to Best Inn hotels.

    On April 1, 1998, the Best Acquisition Agreement was amended to increase the purchase price by $100,000 and require consummation of the transactions contemplated thereunder by May 10, 1998 (the "Amendment Agreement"). Pursuant to the Amendment Agreement, BAI paid the Sellers $3 million as a nonrefundable advance on the purchase price and agreed to pay to the Sellers an additional $100,000 per day, also to be considered as a nonrefundable advance on the purchase price, for each day after April 20,

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

14. PROPOSED ACQUISITION (CONTINUED)
1998 that the transaction has not closed, until the earlier of the termination of the Best Acquisition Agreement and May 10, 1998 (the "Further Advance").

    In connection with this transaction, the Company and the Sellers are expected to enter into an agreement with Alpine Hospitality Ventures LLC ("Ventures") pursuant to which Ventures (through a wholly-owned subsidiary) will acquire 17 Best Inns hotels (the "Acquired Hotels"). The acquisition by Ventures of the Acquired Hotels is a condition to USFS's right to acquire the franchise rights and other assets to be acquired by it in the transaction. As a result, the failure by Ventures to consummate such purchase would trigger the obligation of BAI to make the full amount of the Further Advance ($2 million) to the Sellers and the Company would forfeit to the Sellers the $3 million non-refundable advance and the Further Advance. It is anticipated that, contemporaneously with the closing of the transaction, new franchise and management agreements will be entered into between the Company and Ventures with respect to the Acquired Hotels. Upon completion of the transaction, USFS or its subsidiaries will be the franchisor of 35 existing Best Inns hotels and three hotels under development and manage 29 of the existing Best Inns hotels and two Best Inns hotels under development.

    To facilitate the transaction, the Company intends to make a $15 million unsecured subordinated loan to Ventures at an interest rate of 12% per annum, some or all of the interest on which will be paid-in-kind. The loan will be subordinated to a guarantee provided by Ventures in connection with a third-party loan in the principal amount of approximately $65 million to its subsidiary that will own the Acquired Hotels and will also be subordinated to such third party. The Company expects to make the subordinated loan and to issue the Alpine Shares (as defined below) in order to induce Ventures to purchase from the Sellers the Acquired Hotels. USFS intends to finance the subordinated loan through a $10 million full recourse loan from NationsBank N.A., the $1.6 million it expects to receive from an affiliate of Ventures for the Alpine Shares and $3.4 million of its own cash. The Company expects Ventures to be a highly leveraged entity and there can be no assurance that the subordinated loan to Ventures will be repaid. It is anticipated that the proceeds from the Offering will be utilized to repay the NationsBank loan.

    Also in connection with the Best Acquisition Agreement, the Company is expected to enter into an agreement with Alpine Hospitality Equities LLC ("Alpine Equities"), an affiliate of Ventures, pursuant to which Alpine Equities will purchase 350,000 shares (the "Alpine Shares") of Class A Common Stock for a purchase price of $1.6 million. Alpine Equities will be granted certain demand and piggy-back registration rights on customary terms with respect to the Alpine Shares, as well as certain tag-along rights on certain sales of Common Stock made by Messrs. Leven and Aronson. Additionally, the Company has agreed to pay to Alpine Equities $1,000 per year for each Best Inns hotel that is added to the Best Inns system of hotels after the closing date of the transaction, provided that such new hotels are paying royalties to the Company or any of its subsidiaries (the "New Hotel Fee").

    Richard D. Goldstein, a director of the Company, is a Senior Managing Director of Alpine Equity Partners, L.P., the entity that indirectly owns and controls a majority of Alpine Equities and Ventures.

                 U.S. FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

               AS OF DECEMBER 31, 1997 AND 1996 AND FOR THE YEARS
              ENDED DECEMBER 31, 1997 AND 1996 AND FOR THE PERIOD

             FROM AUGUST 28, 1995 (INCEPTION) TO DECEMBER 31, 1995

15. SUBSEQUENT EVENTS

    HAWTHORN ACQUISITION. On March 12, 1998, USFS, USFS Hawthorn, Inc. ("USH"), Hawthorn Suites Associates ("HSA") and HSA Properties, Inc. ("HPI") completed a series of transactions whereby all of the ownership interests of HSA Properties LLC ("HSA LLC"), a joint venture among USFS, HPI and HSA which owns an interest in the Hawthorn Suites brand of hotels, were contributed to USH in return for the issuance of shares of Class A Common Stock, par value $.01 per share ("USH Class A Common Stock") of USH, and USFS merged into USH. Pursuant to these transactions, HSI and HPI received 22,477 and 2,199,775 shares of Class A Common Stock, respectively. In addition, the holders of Class A Common Stock of USFS and Class B Common Stock of USFS received an equivalent number of USH Class A Common Stock and Class B Common Stock, par value $.01 per share, as applicable. Prior to these transactions, USFS and HSA LLC were parties to a Master Franchise Agreement dated as of March 27, 1996 (the "Hawthorn Acquisition Agreement"), pursuant to which USFS acquired the exclusive worldwide rights to franchise and to control the development and operation of the Hawthorn Suites brand of hotels. The Hawthorn Acquisition Agreement required that a percentage of royalties received by USFS from the franchising of Hawthorn Suites Hotels be remitted to HSA LLC and also contained certain restrictions on USFS's operations and imposed standards relating to the development of the Hawthorn Suites brand of hotels. The merger of USFS with and into USH permitted the surviving entity (renamed "U.S. Franchise Systems, Inc.") to acquire all of the trademarks, copyrights and other intellectual property related to the Hawthorn Suites hotel brand and as a related consequence, eliminated the aforementioned royalty payments and restrictive provisions previously governed by the Hawthorn Acquisition Agreement.

    ESTABLISHMENT OF DEVELOPMENT FUND. On March 17, 1998, NorthStar Constellation, LLC (together with its affiliates, "NorthStar"), Lubert-Adler Real Estate Opportunity Funds (together with its affiliates, "Lubert-Adler") and Constellation Equity Corp., an entity controlled by NorthStar ("Constellation"), formed Constellation Development Fund (the "Development Fund"). NorthStar, Lubert-Adler and Constellation will contribute to the Development Fund equity totaling $50 million, and will arrange debt financing for an additional $50 million in the form of a senior credit facility with a commercial bank. In connection with the establishment of the Development Fund, the Company has made a $10 million loan to Constellation, which will use the funds to make a subordinated investment in the Development Fund. The loan bears interest at an annual rate of 8%, is non-recourse and is repayable from distributions and payments made to Constellation from the Development Fund.

    In connection with the establishment of the Development Fund, the Company sold an aggregate of 500,000 shares of Class A Common Stock to NorthStar and Lubert-Adler for $5.6 million. NorthStar and Lubert-Adler also have the right to purchase up to an additional 500,000 shares of Class A Common Stock, exercisable on a pro-rata basis within eighteen months of the commitment of the Development Fund's capital, at a price of $11.25 per share. In addition, David T. Hamamoto was elected to the Board of Directors of the Company. Mr. Hamamoto is the Co-Chief Executive Officer of NorthStar.